(d)(1)(i)(A)(xviii)

AMENDMENT NO. 17

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 17 effective as of January 1, 2016 (“Amendment No. 17”), to the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

WHEREAS, FMG LLC and the Trust desire to modify the fees paid with respect to the EQ/Real Estate PLUS Portfolio and change the name of the Portfolio.

NOW THEREFORE, the Trust and FMG LLC agree to modify and amend the Agreement as follows:

1.	Name Change: Effective February 22, 2016, the name of the EQ/Real Estate PLUS Portfolio is changed to AXA Real Estate Portfolio.

2.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 17 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 17 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
AXA 2000 Managed Volatility Portfolio
AXA 400 Managed Volatility Portfolio
AXA 500 Managed Volatility Portfolio
AXA Global Equity Managed Volatility Portfolio
AXA International Core Managed Volatility Portfolio
AXA International Managed Volatility Portfolio
AXA International Value Managed Volatility Portfolio
AXA Large Cap Core Managed Volatility Portfolio
AXA Large Cap Growth Managed Volatility Portfolio
AXA Large Cap Value Managed Volatility Portfolio
AXA Mid Cap Value Managed Volatility Portfolio
AXA Natural Resources Portfolio
AXA Real Estate Portfolio (formerly, EQ/Real Estate PLUS Portfolio)
AXA SmartBeta Equity Portfolio
AXA/AB Dynamic Growth Portfolio
AXA/AB Dynamic Moderate Growth Portfolio
AXA/AB Short Duration Government Bond Portfolio
AXA/AB Small Cap Growth Portfolio
AXA/DoubleLine Opportunistic Core Plus Bond Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio
AXA/Goldman Sachs Strategic Allocation Portfolio
AXA/Horizon Small Cap Value Portfolio
AXA/Invesco Strategic Allocation Portfolio
AXA/Legg Mason Strategic Allocation Portfolio
AXA/Lord Abbett Micro Cap Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio
AXA/Mutual Large Cap Equity Managed Volatility Portfolio
AXA/Pacific Global Small Cap Value Portfolio
AXA/Templeton Global Equity Managed Volatility Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Convertible Securities Portfolio
EQ/Core Bond Index Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Energy ETF Portfolio
EQ/Equity 500 Index Portfolio
EQ/Global Bond PLUS Portfolio
EQ/High Yield Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Equity Index Portfolio
EQ/Invesco Comstock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Low Volatility Global ETF Portfolio
EQ/Mid Cap Index Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Oppenheimer Global Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/Wells Fargo Omega Growth Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Mid Cap Growth Portfolio
Multimanager Mid Cap Value Portfolio
Multimanager Technology Portfolio

(d)(1)(i)(A)(xviii)

APPENDIX B

AMENDMENT NO. XX TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)

Index Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
AXA Natural Resources	0.500%	0.490%	0.470%	0.460%	0.450%
AXA Real Estate (formerly, EQ/Real Estate PLUS)	0.500%	0.490%	0.470%	0.460%	0.450%
EQ/Calvert Socially Responsible	0.500%	0.490%	0.470%	0.460%	0.450%
EQ/Common Stock Index	0.350%	0.340%	0.320%	0.310%	0.300%
EQ/Core Bond Index	0.350%	0.340%	0.320%	0.310%	0.300%
EQ/Equity 500 Index	0.250%	0.240%	0.220%	0.210%	0.200%
EQ/Intermediate Government Bond	0.350%	0.340%	0.320%	0.310%	0.300%
EQ/International Equity Index	0.400%	0.390%	0.370%	0.360%	0.350%
EQ/Large Cap Growth Index	0.350%	0.340%	0.320%	0.310%	0.300%
EQ/Large Cap Value Index	0.350%	0.340%	0.320%	0.310%	0.300%
EQ/Mid Cap Index	0.350%	0.340%	0.320%	0.310%	0.300%
EQ/Small Company Index	0.250%	0.240%	0.220%	0.210%	0.200%

(as a percentage of average daily net assets)

ETF Portfolio	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
EQ/Energy ETF	0.500%	0.490%	0.470%	0.460%	0.450%
EQ/Low Volatility Global ETF	0.500%	0.490%	0.470%	0.460%	0.450%

(as a percentage of average daily net assets)

Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/Franklin Small Cap Value Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA Global Equity Managed Volatility	0.750%	0.700%	0.675%	0.650%	0.625%
AXA SmartBeta Equity	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/AB Dynamic Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Moderate Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/Franklin Balanced Managed Volatility	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Goldman Sachs Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Invesco Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Legg Mason Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Mutual Large Cap Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/Templeton Global Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Morgan Stanley Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Wells Fargo Omega Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)

Equity Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA/AB Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
AXA/Horizon Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Lord Abbett Micro Cap	0.850%	0.800%	0.775%	0.750%	0.725%
AXA/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Pacific Global Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)

PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA International Core Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA International Value Managed Volatility	0.600%	0.550%	0.525%	0.500%	0.475%
AXA Large Cap Core Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Growth Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Large Cap Value Managed Volatility	0.500%	0.450%	0.425%	0.400%	0.375%
AXA Mid Cap Value Managed Volatility	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)

PLUS Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
EQ/Global Bond PLUS	0.550%	0.530%	0.510%	0.490%	0.480%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%	0.340%	0.330%
Multimanager Core Bond	0.550%	0.530%	0.510%	0.490%	0.480%

(as a percentage of average daily net assets)

Fixed Income Portfolios	First $2 Billion	Next $2 Billion	Thereafter
AXA/AB Short Duration Government Bond	0.450%	0.430%	0.410%

(as a percentage of average daily net assets)

Fixed Income Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
EQ/Convertible Securities	0.700%	0.680%	0.660%	0.640%	0.630%
EQ/High Yield Bond	0.600%	0.580%	0.560%	0.540%	0.530%

(as a percentage of average daily net assets)

Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)

Fixed Income Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
AXA/DoubleLine Opportunistic Core Plus Bond	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)

Tactical Portfolios	First $2 Billion	Next $4 Billion	Next $3 Billion	Next $2 Billion	Thereafter
ATM International Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Large Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Mid Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
ATM Small Cap Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 2000 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 400 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA 500 Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%
AXA International Managed Volatility	0.450%	0.430%	0.410%	0.400%	0.390%